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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        DATE OF REPORT: OCTOBER 24, 1998
                 (DATE OF EARLIEST EVENT REPORTED) MAY 31, 1998

                 DIVALL INSURED INCOME FUND LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in its Charter)


           Wisconsin                      0-16722               39-6845083
  (State or other jurisdiction          (Commission            (IRS Employer
of incorporation or organization)       File Number)        Identification No.)


         101 West 11th Street, Suite 1110, Kansas City, Missouri 64105
                    (Address of principal executive offices)


                                 (816) 421-7444
              (Registrant's telephone number, including area code)


                                      None
         (Former name or former address, if changed since last report)
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ITEM 5.     OTHER EVENTS

As outlined in the consent statement to Limited Partners dated April 23, 1998 (the "Consent Statement"), The Provo Group, Inc. ("General Partner") has solicited on behalf of DiVall Insured Income Fund Limited Partnership (the "Partnership"), the consent of the Limited Partners to sell the Partnership's remaining properties and to liquidate the Partnership. Pursuant to the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), Limited Partners holding more than 50% of the Partnership's interests ("Units") are required to approve the liquidation. As of May 31, 1998, Limited Partners holding a majority of the outstanding Partnership Units had approved the sale and liquidation. Reference is made to the definitive Consent Statement filed with the Securities and Exchange Commission on April 24, 1998.

ITEM 2.     DISPOSITION OF ASSETS

On October 9, 1998, the Partnership completed the sale of all of its Properties to U.S. Restaurant Properties, Operating Limited Partnership (the "Buyer"), an unaffiliated third party, for the gross proceeds of $17,780,000. The sale price received for each of the Properties was determined through a closed bid process, on terms determined by the General Partner. The sales price received was in excess of 90% of the appraised value of the Properties.

After payment of all outstanding liabilities and remaining general and administrative expenses of the Partnership, the General Partner intends to make a liquidating distribution to Limited Partners in December 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DIVALL INSURED INCOME FUND
                                         LIMITED PARTNERSHIP



                                         BY:  THE PROVO GROUP, INC.
                                              GENERAL PARTNER

DATE:  OCTOBER 24, 1998                  BY:  /s/ BRUCE A. PROVO
                                              ------------------
                                         TITLE: PRESIDENT
                                                ----------------




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